Exhibit 10.27

July 19, 2005

Michael Koester
GS Mezzanine Partners III Onshore Fund, L.P.
GS Mezzanine Partners III Offshore Fund, L.P.
85 Broad Street

New York, NY  10004

Re:          $8,454,333 11 3/4% Senior Pay in Kind Notes due 2012 issued by NSP Holdings L.L.C. (“NSP Holdings”) and NSP Holdings Capital Corp. (“NSP Capital”, and together with NSP Holdings, the “Issuers”) to CIVC Partners Fund, L.P. (the “CIVC Notes”)

Dear Mr. Koester:

Reference is herby made to the CIVC Notes and that certain registration rights agreement (the “CIVC Registration Rights Agreement”) dated as of January 7, 2005 among the Issuers and CIVC Partners Fund, L.P. (“CIVC”).  The CIVC Notes were issued as part of an aggregate $100,000,000 principal amount issuance by the Issuers of 11 3/4% Senior Pay in Kind Notes due 2012 (the “Existing Notes”).  As purchaser of the CIVC Notes, GS Mezzanine Partners III Onshore, L.P. and GS Mezzanine Partners III Offshore Fund, L.P. (together, “Buyer”), is entitled to certain registration rights with respect to the CIVC Notes pursuant to the CIVC Registration Rights Agreement.  Safety Products Holdings, Inc. (the “Company”), in connection with its acquisition of all of the equity interests of the subsidiaries of NSP Holdings (the “Acquisition”), will assume all the obligations of the Issuers under the Existing Notes, including the CIVC Notes, and under the CIVC Registration Rights Agreement.  In connection with the Acquisition, the Company will issue an additional $25,000,000 11 3/4% Senior Pay in Kind Notes due 2012 (the “New Notes”) and will enter into a registration rights agreement for the benefit of the holders of the New Notes.  After the assumption of the Existing Notes and the issuance of the New Notes by the Company and the completion of the registration of the New Notes, the New Notes and the Existing Notes (including the CIVC Notes, assuming Buyer’s acceptance of the offer contained herein) will constitute a single class of Notes.  The Company hereby requests that Buyer waive any and all rights to register the CIVC Notes pursuant to the CIVC Registration Rights Agreement in exchange for the right to register the CIVC Notes as part of the Company’s registration of the New Notes.  In the event the Company does not register the New Notes, Buyer would retain any and all rights to register the CIVC Notes pursuant to the CIVC Registration Rights Agreement.

Please note your acceptance of the above offer by signing below as indicated.

Very truly yours,

SAFETY PRODUCTS HOLDINGS, INC.

		By:	/s/ David F. Myers, Jr.
Name:
Title:

Acknowledged and agreed as of this 15th day of July, 2005:

GS MEZZANINE PARTNERS III ONSHORE FUND, L.P.
GS MEZZANINE PARTNERS III OFFSHORE FUND, L.P.

By:	/s/ John Bowman
Name: John Bowman
Title: Vice President